Exhibit (e)(vii) under Form N-1A
                                              Exhibit 1 under Item 601/Reg S-K


                                  Exhibit K
                                    to the
                            Distributor's Contract


                      REGIONS MORGAN KEEGAN SELECT FUNDS

              Regions Morgan Keegan Select Strategic Equity Fund

                                Class A Shares



      In consideration of the mutual covenants set forth in the Distributor's Contract dated the 26th day of February, 1992, between Regions Morgan Keegan Select Funds and Federated Securities Corp., Regions Morgan Keegan Select Funds executes and delivers this Exhibit on behalf of the Class A Shares of Regions Morgan Keegan Select Strategic Equity Fund.

            Witness the due execution hereof this 1st day of December, 2002.



                                    REGIONS MORGAN KEEGAN SELECT FUNDS





                                    By: /s/ Heather W. Froehlich
                                    Name:  Heather W. Froehlich
                                    Title:  Vice President


                                    FEDERATED SECURITIES CORP.





                                    By:  /s/ James F. Getz
                                    Name:  James F. Getz
                                    Title:  President- Broker/Dealer